Exhibit 10.128

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OR SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE MAKER.

PROMISSORY NOTE

$— Greenwich, Connecticut

August 24, 2006

FOR VALUE RECEIVED, the undersigned, Halo Technology Holdings, Inc., a Nevada corporation (the “Maker”), hereby unconditionally promises to pay to the order of      (the “Holder”), having an address at [     ], at such address or at such other place as may be designated in writing by Holder, or its assigns, the aggregate principal sum of      , together with interest from the date set forth above on the unpaid principal balance of this Note outstanding at a rate equal to eight and one-quarter percent (8.25%) per annum and continuing on the outstanding principal until this Promissory Note (this “Note”) is converted into Common Stock as provided herein or indefeasibly and irrevocably paid in full by the Maker.

Simple interest on this Note shall accrue at the annual rate specified herein and the principal of this Note and all accrued and unpaid interest hereon shall mature and become due and payable on February 15, 2007 (the “Maturity Date”). Interest hereon shall be calculated on the basis of a 360-day year applied to the actual number of days elapsed until all accrued and unpaid interest is paid in full. Any amount due on a day that is not a Business Day shall be due on the next business day. Except as provided herein, all payments of principal and interest by the Maker under this Note shall be made in United States dollars in immediately available funds to an account specified by Holder.

If payment of the principal and/or interest is not actually received by Holder on or before the Maturity Date, the delinquent amount shall bear interest at an annual rate equal to the lesser of twelve and one-half percent (12.5%) per annum or the highest lawful rate per annum on such delinquent amount until paid (the “Default Rate”), in lieu of the rate set forth above. All interest due and payable hereunder which is not paid when due for any reason shall be cumulated, added to the principal and accrue interest at the Default Rate. In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by Maker, then such excess sum shall be credited by Holder as a payment of principal.

1. Definitions. Capitalized terms used herein shall have the respective meanings ascribed thereto in the Merger Agreement unless otherwise defined herein. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Board” shall mean the Board of Directors of Maker.

“Business Day” other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Change of Control” means, at any time (i) any Person or any Persons acting together that would constitute a “group” for purposes of Section 13(d) under the Exchange Act, or any successor provision thereto, shall acquire beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) in a single transaction or a series of related transactions, of more than 50% of the aggregate voting power of Maker; or (ii) the Maker merges into or consolidates with any other Person, or any Person merges into or consolidates with Maker and, after giving effect to such transaction, the stockholders of Maker immediately prior to such transaction own less than 50% of the aggregate voting power of Maker or the successor entity of such transaction; or (iii) Maker sells or transfers its assets, as an entirety or substantially as an entirety, to another Person; or (iv) any “change of control” or similar event under any loan agreement, mortgage, indenture or other agreement relating to any indebtedness for borrowed money of Maker shall occur.

“Common Stock” shall mean the Common Stock, par value $0.01 per share, of Maker or any securities into which shares of Common Stock may be reclassified after the date hereof.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Price” shall mean the price per share of Common Stock equal to 85% of the Market Price for such share.

“Event of Default” has the meaning set forth in Section 5 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” has the meaning set forth in the first paragraph hereof.

“Indebtedness” means any liability or obligation (i) for borrowed money, other than trade payables incurred in the ordinary course of business, (ii) evidenced by bonds, debentures, notes, or other similar instruments, (iii) in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), except letters of credit or other similar instruments issued to secure payment of trade payables arising in the ordinary course of business consistent with past practices, (iv) to pay the deferred purchase price of property or services, except trade payables arising in the ordinary course of business consistent with past practices, (v) as lessee under capitalized leases, (vi) secured by a lien on any asset of Maker or a Subsidiary, whether or not such obligation is assumed by Maker or such Subsidiary.

“Investors” has the meaning set forth in the Investors’ Agreement.

“Investors’ Agreement” shall mean the Investors’ Agreement, dated as of August 23, 2006, and as that agreement may be amended from time to time, by and among Maker and the Investors party thereto.

“Maker” has the meaning set forth in the first paragraph hereof.

“Market Price” shall mean (A) if the Common Stock is then listed on a national stock exchange, the average closing price of one share of Common Stock in the most recent five (5) trading sessions during which such security has traded ending two Trading Days prior to the Maturity Date; or (B) if such security is then included in the “pink sheets,” the Market Price shall be the closing sale price of one share of Common Stock on the “pink sheets” two Trading Days prior to the Maturity Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” ending two Trading Days prior to the Maturity Date, provided that if such stock has not traded in the prior five (5) trading sessions, the Market Price shall be the average closing price of one share of Common Stock in the most recent five (5) trading sessions during which such security has traded.

“Maturity Date” has the meaning set forth in the first paragraph hereof.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of August 23, 2006, as that agreement may be amended from time to time, by and among Maker, Tenebril Acquisition Sub, Inc., Tenebril, Inc. and the other parties thereto.

“Note” has the meaning set forth in the first paragraph hereof.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

“Trading Day” means (i) if the relevant stock or security is listed or admitted for trading on The New York Stock Exchange, Inc. or any other national securities exchange, a day on which such exchange is open for business; (ii) if the relevant stock or security is quoted on Nasdaq or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on Nasdaq or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available, shall mean a day, other than a Saturday or Sunday, on which The New York Stock Exchange, Inc. is open for trading.

2. Merger Agreement. This Note is one of a series of Promissory Notes of like tenor in an aggregate principal amount of Three Million United States Dollars ($3,000,000) issued by Maker pursuant to the terms of the Merger Agreement. This Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Merger Agreement. This Note is transferable and assignable by Holder to any Person to whom such transfer is permissible under applicable law; provided that the Note shall be transferred in denominations of not less than $100,000 or, if the outstanding balance of this Note is less than $100,000, the amount of such outstanding balance. Maker agrees to issue from time to time a replacement Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance reasonably satisfactory to Maker, Maker also agrees to promptly issue a replacement Note if this Note is lost, stolen, mutilated or destroyed.

3. Conversion of Note.

(a) If permitted by applicable securities laws, on the Maturity Date and subject to and upon compliance with the provisions of this Note, Maker shall have the right, at its option, to convert some or all of the Note into the number of fully paid and nonassessable shares of Common Stock as is obtained by: (i) adding (A) the principal amount of this Note to be converted and (B) the amount of accrued and unpaid interest with respect to such portion of this Note to be converted; and (ii) dividing the result obtained pursuant to clause (i) above by the Conversion Price then in effect. The rights of conversion set forth in this Section 3 shall be exercised by Maker by giving written notice to Holder that Maker elects to convert a stated amount of this Note into Common Stock at lease three (3) Business Days prior to the Maturity Date. Within ten (10) Business Days following the Maturity Date, Holder shall surrender this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) to Maker at its principal office (or such other office or agency of Maker as Maker may designate by notice in writing to Holder), together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. If Holder does not deliver this Note within such ten (10) Business Day period, Maker shall issue the certificate or certificates for shares of Common Stock in the name of and deliver such certificates to the address of Holder listed on the face of this Note or to such other name or address delivered to Maker prior to the date of such issuance.

(b) Promptly (but in no event more than three (3) Business Days) after receipt of the information from Holder referred to in Section 3(a) above and surrender of this Note (or, in lieu thereof, by delivery of an appropriate lost security affidavit in the event this Note shall have been lost or destroyed) or following the expiration of the ten (10) Business Day period referred to in Section 3(a) above, Maker shall issue and deliver, or cause to be issued and delivered, to Holder, registered in such name or names as Holder may direct in writing, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such portion of this Note. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the Maturity Date. Upon issuance and delivery of the shares of Common Stock converted hereunder, the rights of Holder shall cease with respect to the principal amount of the Notes being converted, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(c) No fractional shares shall be issued upon any conversion of this Note into Common Stock. If any fractional share of Common Stock would be delivered upon such conversion, Maker, in lieu of delivering such fractional share, shall pay to Holder an amount in cash equal to the Market Price of such fractional share of Common Stock.

(d) In case the principal amount of this Note exceeds the principal amount and accrued interest being converted, Maker shall, upon such conversion, deliver a cash payment to Holder equal to the principal amount of this Note plus all accrued but unpaid interest which is not to be converted into shares of Common Stock.

(e) In the event that, as a result of any reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, Holder shall become entitled to receive any shares of capital stock of Maker other than shares of Common Stock, the shares so receivable upon conversion of this Note shall be on terms as nearly equivalent as practicable to the provisions contained in this Note.

4. Prepayment. Prepayment of this Note in cash but not in Common Stock is permitted, in whole or in part, at anytime, without premium or penalty of any kind. All partial prepayments shall be first applied to any outstanding fees due under this Note, then to any accrued and unpaid interest and then to reduce the principal balance hereunder in reverse order of maturity. If the obligations hereunder are partially prepaid in cash prior to the Maturity Date, the balance of the principal and interest due at the Maturity Date may be paid in cash or Common Stock.

5. Event of Default. The occurrence of any of following events shall constitute an “Event of Default” hereunder:

(a) the failure of Maker to make any payment of principal or interest on this Note when due, whether at maturity, upon acceleration or otherwise;

(b) there shall have occurred an acceleration of the stated maturity of any Indebtedness of Maker or its Subsidiaries of Two Hundred Fifty Thousand United States Dollars ($250,000) or more in aggregate principal amount (which acceleration is not rescinded, annulled or otherwise cured within ten (10) days of receipt by Maker or a Subsidiary of notice of such acceleration);

(c) Maker makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker as bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code or any other bankruptcy or insolvency law; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Maker or of any substantial part of the assets of Maker, or commences any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (i) Maker by any act indicates its approval thereof, consents thereto or acquiescence therein or (ii) such petition application or proceeding is not dismissed within sixty (60) days;

(d) a final, non-appealable judgment which, in the aggregate with other outstanding final judgments against Maker and its Subsidiaries, exceeds Five Hundred Thousand United States Dollars ($500,000) shall be rendered against Maker or a Subsidiary and within sixty (60) days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within sixty (60) days after the expiration of such stay, such judgment is not discharged; provided, however, that a judgment that provides for the payment of royalties subsequent to the date of the judgment shall be deemed to be discharged so long as Maker or the Subsidiary affected thereby is in compliance with the terms of such judgment; or

(e) a Change of Control occurs.

Upon an Event of Default, Holder may, at Holder’s option and without notice, declare all principal and interest due under this Note to be due and payable in cash only immediately without presentment demand, protest or any other notice of any kind, all of which are hereby expressly waived by Maker. Upon the occurrence of any Event of Default, Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity. Notwithstanding anything to the contrary herein or in the Merger Agreement, Holder’s rights hereunder shall be cumulative and not in lieu of any right or remedy such Holder may have under or pursuant to the Merger Agreement. If an Event of Default occurs, Maker shall pay to Holder the reasonable attorneys’ fees and disbursements and all other reasonable out-of-pocket costs incurred by Holder in order to collect amounts due and owing under this Note or otherwise to enforce Holder’s rights and remedies.

6. No Waiver. No delay or omission on the part of Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

7. Amendments in Writing. Any term of this Note may be amended or waived upon the written consent of Maker and Holder.

8. Waiver of Jury Trial. MAKER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS NOTE, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THE COMPANY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

9. Governing Law; Consent to Jurisdiction. This Note shall be governed by and construed under the law of the State of Delaware, without giving effect to the conflicts of law principles thereof. Maker and, by accepting this Note, Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the Commonwealth of Massachusetts located in Suffolk County and the United States District Court located in or nearest to Suffolk County for the for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Maker and, by accepting this Note, Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Maker and, by accepting this Note, Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

10. Costs. If action is instituted to collect on this Note, Maker promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in connection with such action.

11. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Merger Agreement or at such other address as may be specified by such party from time to time in accordance with the Merger Agreement.

12. Successors and Assigns. This Note shall be binding upon the successors or assigns of Maker and shall inure to the benefit of the successors and assigns of Holder.

13. Assignment. This Note and the obligations hereunder may not be assigned by the Maker without the prior written consent of Holder. Any reference to Holder hereof shall be deemed to include the successors and assigns of such Holder.

14. Invalidated Payments. To the extent that any payment made or received pursuant to this Note is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other person under any bankruptcy law, common law or equitable cause or any other law, then obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received.

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IN WITNESS WHEREOF, the Maker has executed this Note as of the date set forth above.

HALO TECHNOLOGY HOLDINGS, INC.

By:

Name:

Tenebril Note

Title: